Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS 6.3 PERCENT INCREASE IN

CORE OPERATING EARNINGS PER SHARE FOR 2007 SECOND QUARTER

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Core businesses executed well despite a challenging operating environment.

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Non-performing loan trends stabilizing.

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Significant steps taken to offset share count dilution from SPACES.

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Metavante achieved record $396 million in quarterly revenue.

Milwaukee, Wis. – July 18, 2007 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2007 second quarter core operating income of $222.6 million, or $0.84 per share, as compared to $203.7 million, or $0.79 per share, in the second quarter of 2006. Core operating income grew 9.3 percent. On a GAAP basis, the Corporation reported 2007 second quarter net income of $220.3 million, or $0.83 per share, as compared to $190.5 million, or $0.74 per share, in the second quarter of 2006. As reported for the second quarter of 2007, the $2.3 million difference between core operating income and GAAP net income only reflects the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. As reported for the second quarter of 2006, the $13.2 million difference between core operating income and GAAP net income reflects the charge for certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October 2006.

During the second quarter of 2007, the Corporation realized a $19.0 million pre-tax gain from the sale of MasterCard Class B shares. The impact of this gain was partially offset by an $8.9 million increase in the provision for loan and lease losses compared with the prior quarter.

Return on average assets based on core operating income for the second quarter was 1.55 percent, as compared to 1.52 percent for the same period in 2006. Return on average equity based on core operating income was 13.69 percent this quarter as compared to 14.36 percent for the second quarter of 2006.

2007 Second Quarter Key Performance Highlights

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On an acquisition-adjusted basis, average loans and leases increased 7 percent over the second quarter of 2006.

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Average bank-issued deposits rose 6 percent versus the same period last year on an acquisition-adjusted basis.

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Net interest margin was 3.17 percent, down 6 basis points on a linked quarter basis. This ratio fell 9 basis points versus the second quarter of 2006.

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Net charge-off ratio was 22 basis points, up 8 basis points on a linked quarter basis. This ratio increased 12 basis points from the same period last year.

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Metavante’s total revenue was $396 million, a 6 percent increase over the second quarter of 2006.

●

Bank efficiency ratio without Metavante was 51.3 percent, up 0.1 percent from the same period last year. On an acquisition-adjusted basis, M&I’s non-interest expenses rose 2.9 percent compared to the second quarter of 2006.

“Our second quarter results reflect the challenging operating environment that confronts domestic banks, although we continue to view our core businesses as healthy and having a strong growth profile over time,” said Greg Smith, senior vice president and chief financial officer, Marshall & Ilsley Corporation. “During the second quarter, we benefited from the realization of securities gains, and took meaningful steps to address our non-performing loans. We have also seen some continued margin diminution as well as slowing loan growth volumes; however, on the other side of the ledger, we have seen meaningful non-performing loan workouts as well as continued growth in many of our markets.”

Loan and Core Deposit Growth

On an acquisition-adjusted basis, M&I’s average loans and leases totaled $42.9 billion for the second quarter of 2007, reflecting an increase of $2.8 billion or 7 percent compared to the second quarter of 2006. The Corporation’s average bank-issued deposits totaled $26.9 billion for the second quarter of 2007, reflecting organic growth of $1.5 billion or 6 percent over the second quarter of 2006.

Net Interest Income

The Corporation’s net interest income (FTE) rose $18.4 million to $402.9 million in the second quarter of 2007—up 5 percent compared to the second quarter of 2006. The net interest margin was 3.17 percent, down 6 basis points on a linked quarter basis. This ratio fell 9 basis points versus the second quarter of 2006.

Asset Quality

M&I’s provision for loan and lease losses was $26.0 million in the second quarter of 2007, versus $11.1 million in the same period last year. Net charge-offs for the period were $23.6 million, or 0.22 percent of total average loans and leases outstanding this quarter, and $9.9 million a year ago or 0.10 percent of total average loans and leases. At June 30, 2007, the allowance for loan and lease losses was 1.00 percent of total loans and leases, compared to 1.03 percent a year earlier. Non-performing loans and leases were 0.89 percent of total loans and leases at June 30, 2007, compared to 0.49 percent at June 30, 2006. On a linked quarter basis, the non-performing loan ratio increased 6 basis points.

“At the end of the second quarter, we feel better about our credit quality trend,” said Smith. “We continue to aggressively manage our non-performing loans with the expectation that charge-offs going forward will trend to our historical average and our anticipated range of 15 - 20 basis points on an annual basis. We have seen an improvement in non-performing inflow trends as well as an increase in non-performing resolutions. We view all of these as positive indicators of our credit quality trends going forward.”

Non-Interest Revenues

M&I’s non-interest revenue generating businesses produced solid growth rates during the second quarter of 2007 compared to 2006. Total non-interest revenue was $537.0 million for the current quarter, an increase of $55.3 million or 11.5 percent compared with the same period in 2006. This increase included improved revenues from data processing services (Metavante), wealth management, and net investment securities gains (sale of MasterCard B shares).

Non-Interest Expenses

The Corporation’s non-interest expenses were $574.0 million for the current quarter, an increase of 5.5 percent compared with the same period in 2006. On an acquisition-adjusted basis, M&I’s non-interest expenses totaled $559.9 million for the second quarter of 2007, an increase of 2.9 percent compared to the second quarter of 2006.

Year-to-Date Results

Core operating income for the six months ended June 30, 2007 amounted to $440.7 million, or $1.68 per share, as compared to $390.5 million, or $1.57 per share, for the six months ended June 30, 2006. On a GAAP basis, the Corporation reported net income of $437.1 million, or $1.66 per share, as compared to $363.6 million, or $1.46 per share, for the six months ended June 30, 2007 and 2006, respectively. For the six months ended June 30, 2007, the $3.6 million difference between core operating income and GAAP net income reflects the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. For the six months ended June 30, 2006, the $26.9 million difference between core operating income and GAAP net income reflects the charge for certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October 2006.

Balance Sheet and Capital Management

M&I’s consolidated assets and common shareholders’ equity were $58.3 billion and $6.4 billion, respectively, at June 30, 2007, compared to $54.5 billion and $5.7 billion, respectively, at June 30, 2006. There were 257.1 million common shares outstanding at June 30, 2007, compared to 254.0 million outstanding at June 30, 2006. The Corporation has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the second quarter of 2007, the Corporation repurchased 6.1 million shares at an aggregate cost of $297.3 million.

M&I’s tangible equity ratio was 5.77 percent at June 30, 2007—up 47 basis points from June 30, 2006. This ratio was within the Corporation’s stated target of 5.75 - 6.00 percent.

“We took a number of important steps to reposition our capital structure during the quarter, including two accelerated share repurchases for a total of 6.1 million shares,” said Smith. “We took these steps in anticipation of the upcoming August SPACES issuance of common stock. It is our intention to ensure that these shares will be close to non-dilutive for our shareholders. To date, we have repurchased nearly 80 percent of the shares we expect to issue.”

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Wednesday, July 18, regarding second quarter earnings. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on July 18 and will run through 5:00 p.m. July 25, by calling 1-800-642-1687 and entering pass code 366 51 82 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 18.

About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $58.3 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 48 locations throughout Arizona; 30 offices along Florida’s west coast and in central Florida; 16 offices in Kansas City and nearby communities; 22 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. On April 3, 2007, Marshall & Ilsley Corporation announced its plans to split Metavante Corporation and Marshall & Ilsley Corporation into independent publicly traded companies. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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Forward-Looking Statements

This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2006 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

This press release contains non-GAAP financial measures for the three months ended June 30, 2007 and 2006, as a supplement to the Corporation’s GAAP financial results. The Corporation believes that these non-GAAP financial measures are useful because they allow investors to assess, on a consistent basis, the Corporation’s core operating performance, exclusive of items which management believes are not indicative of the operations of the Corporation such as the change in the accounting for derivatives and the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. Management uses such non-GAAP financial measures to evaluate financial results and to establish operational goals. These non-GAAP financial measures should be considered a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. For a reconciliation of non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP, please see the reconciliation table included in the attachment to this press release.

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2007	2006	Change	2007	2006	Change
PER SHARE DATA
Diluted:
Core Operating Income	$0.84	$0.79	6.3%	$1.68	$1.57	7.0%
Net Income	0.83	0.74	12.2	1.66	1.46	13.7

Basic:
Core Operating Income	0.86	0.81	6.2	1.71	1.60	6.9
Net Income	0.85	0.75	13.3	1.70	1.49	14.1

Dividend Declared	0.31	0.27	14.8	0.58	0.51	13.7
Book Value	25.20	22.68	11.1	25.20	22.68	11.1
Shares Outstanding (millions):
Average - Diluted	264.8	258.3	2.5	263.1	249.4	5.5
End of Period	257.1	254.0	1.2	257.1	254.0	1.2

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$402.9	$384.5	4.8%	$800.3	$717.5	11.5%
Provision for Loan and Lease Losses	26.0	11.1	135.5	43.2	22.1	95.5

Data Processing Services	363.8	345.0	5.5	720.2	688.0	4.7
Wealth Management	65.6	56.3	16.5	126.3	109.1	15.8
Service Charge on Deposits	28.0	25.0	12.2	53.9	47.5	13.5
Mortgage Banking	12.0	12.9	-7.5	22.1	25.9	-14.7
Net Investment Securities Gains	19.5	1.0	n.m.	21.0	2.1	n.m.
Gains (Losses) Related to Firstsource	(1.0)	-	n.m.	7.0	-	n.m.
All Other	49.1	41.5	18.4	93.6	81.3	15.1
Total Non-Interest Revenues	537.0	481.7	11.5	1,044.1	953.9	9.5

Salaries and Employee Benefits	317.8	307.1	3.5	614.9	584.5	5.2
Occupancy and Equipment	62.3	63.8	-2.4	121.6	121.6	0.0
Intangible Amortization	12.3	12.0	2.3	23.6	20.9	12.9
Other	181.6	161.4	12.5	365.3	322.4	13.3
Total Non-Interest Expenses	574.0	544.3	5.5	1,125.4	1,049.4	7.2

Tax Equivalent Adjustment	7.0	7.7	-8.7	14.1	15.6	-9.6
Pre-Tax Core Operating Earnings	332.9	303.1	9.8	661.7	584.3	13.2
Income Taxes	110.3	99.4	10.9	221.0	193.8	14.0

Core Operating Income	$222.6	$203.7	9.3%	$440.7	$390.5	12.9%

Metavante Transaction Costs, net of tax	(2.3)	-	n.m.	(3.6)	-	n.m.
Derivative Loss - Discontinued Hedges, net of tax	-	(13.2)	n.m.	-	(26.9)	n.m.

Net Income	$220.3	$190.5	15.6%	$437.1	$363.6	20.2%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.17%	3.26%		3.20%	3.26%
Interest Spread (FTE)	2.54	2.66		2.57	2.68

Based on Core Operating Activities
Efficiency Ratio	62.3	62.9		61.7	62.9
Efficiency Ratio without Metavante	51.3	51.2		50.9	50.1
Return on Assets	1.55	1.52		1.56	1.57
Return on Equity	13.69	14.36		13.90	14.96

Equity / Assets (End of Period)	11.04	10.52		11.04	10.52

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of June 30,		Percent
	2007	2006	Change
ASSETS ($millions)
Cash & Due From Banks	$1,246	$1,281	-2.7%
Trading Securities	51	55	-6.8
Short - Term Investments	541	281	92.7
Investment Securities	7,575	7,175	5.6
Loans and Leases:
Commercial Loans & Leases	13,031	12,270	6.2
Commercial Real Estate	14,989	13,859	8.2
Residential Real Estate	9,482	8,221	15.3
Home Equity Loans & Lines	4,206	4,537	-7.3
Personal Loans and Leases	1,578	1,551	1.7
Total Loans and Leases	43,286	40,438	7.0
Reserve for Loan & Leases Losses	(431)	(415)	3.8
Premises and Equipment, net	586	569	3.0
Goodwill and Intangibles	3,419	3,155	8.4
Other Assets	2,025	1,915	5.7
Total Assets	$58,298	$54,454	7.1%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,718	$5,773	-1.0%
Bank Issued Interest Bearing Activity	12,962	11,818	9.7
Bank Issued Time	8,681	7,772	11.7
Total Bank Issued Deposits	27,361	25,363	7.9
Wholesale Deposits	7,627	7,600	0.3
Total Deposits	34,988	32,963	6.1
Short - Term Borrowings	8,172	6,778	20.6
Long - Term Borrowings	7,204	7,476	-3.6
Other Liabilities	1,496	1,511	-1.1
Shareholders' Equity	6,438	5,726	12.4
Total Liabilities & Shareholders' Equity	$58,298	$54,454	7.1%

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2007	2006	Change	2007	2006	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,053	$1,031	2.1%	$1,047	$1,006	4.1%
Trading Securities	58	50	16.1	50	42	19.0
Short - Term Investments	274	374	-27.0	275	345	-20.3
Investment Securities	7,626	7,134	6.9	7,534	6,729	12.0
Loans and Leases:
Commercial Loans & Leases	13,001	11,945	8.8	12,840	11,162	15.0
Commercial Real Estate	14,782	13,580	8.8	14,600	12,089	20.8
Residential Real Estate	9,389	7,986	17.6	9,276	7,632	21.5
Home Equity Loans and Lines	4,223	4,596	-8.1	4,259	4,650	-8.4
Personal Loans and Leases	1,514	1,591	-4.9	1,535	1,669	-8.0
Total Loans and Leases	42,909	39,698	8.1	42,510	37,202	14.3
Reserve for Loan & Leases Losses	(432)	(416)	3.9	(428)	(392)	9.2
Premises and Equipment, net	589	565	4.1	582	531	9.6
Goodwill and Intangibles	3,418	3,139	8.9	3,331	2,819	18.2
Other Assets	2,208	2,046	8.1	2,210	1,937	14.1
Total Assets	$57,703	$53,621	7.6%	$57,111	$50,219	13.7%

Memo:
Average Earning Assets	$50,867	$47,256		$50,369	$44,318
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$50,912	$47,368		$50,416	$44,402

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,431	$5,404	0.5%	$5,376	$5,174	3.9%
Bank Issued Interest Bearing Activity	12,910	11,640	10.9	12,773	11,055	15.5
Bank Issued Time	8,518	7,647	11.4	8,376	6,602	26.9
Total Bank Issued Deposits	26,859	24,691	8.8	26,525	22,831	16.2
Wholesale Deposits	6,259	8,050	-22.3	6,314	7,294	-13.4
Total Deposits	33,118	32,741	1.2	32,839	30,125	9.0
Short - Term Borrowings	4,297	3,419	25.7	4,273	3,395	25.9
Long - Term Borrowings	11,942	10,050	18.8	11,784	9,729	21.1
Other Liabilities	1,822	1,747	4.3	1,823	1,729	5.4
Shareholders' Equity	6,524	5,664	15.2	6,392	5,241	22.0
Total Liabilities & Shareholders' Equity	$57,703	$53,621	7.6%	$57,111	$50,219	13.7%

Memo:
Average Interest Bearing Liabilities	$43,926	$40,806		$43,520	$38,075

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2007	2006	Change	2007	2006	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$23.6	$9.9	139.2%	$38.3	$15.9	141.2%
Net Charge-Offs / Average Loans & Leases	0.22%	0.10%		0.18%	0.09%
Loan and Lease Loss Reserve ($millions)	$431.0	$415.2	3.8%	$431.0	$415.2	3.8%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.00%	1.03%		1.00%	1.03%
Non-Performing Loans & Leases (NPL) ($millions)	$384.0	$198.0	93.9%	$384.0	$198.0	93.9%
NPL's / Period-End Loans & Leases	0.89%	0.49%		0.89%	0.49%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	112%	210%		112%	210%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.58%	7.32%		7.60%	7.14%
Commercial Real Estate	7.58	7.34		7.59	7.17
Residential Real Estate	7.28	7.01		7.30	6.94
Home Equity Loans and Lines	7.52	7.21		7.53	7.09
Personal Loans and Leases	7.80	7.20		7.82	6.97
Total Loans and Leases	7.52	7.25		7.53	7.09
Investment Securities	5.24	5.19		5.29	5.18
Short - Term Investments	4.89	4.94		4.96	4.61
Interest Income (FTE) / Avg. Interest Earning Assets	7.16%	6.91%		7.18%	6.78%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.57%	3.26%		3.58%	3.09%
Bank Issued Time	4.94	4.25		4.89	4.10
Total Bank Issued Deposits	4.11	3.65		4.10	3.47
Wholesale Deposits	5.09	4.78		5.09	4.61
Total Interest Bearing Deposits	4.33	3.98		4.33	3.80
Short - Term Borrowings	5.23	5.06		5.24	4.90
Long - Term Borrowings	5.05	4.69		5.03	4.60
Interest Expense / Avg. Interest Bearing Liabilities	4.62%	4.25%		4.61%	4.10%
Net Interest Margin(FTE) / Avg. Earning Assets	3.17%	3.26%		3.20%	3.26%
Interest Spread (FTE)	2.54%	2.66%		2.57%	2.68%

Notes:
(a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Marshall & Ilsley Corporation
Financial Information
(unaudited)

Reconciliation of Core Operating Income to Net Income
	Three Months Ended
	June 30, 2007		June 30, 2006
	Amount	Per	Amount	Per
	($ in millions)	Diluted Share	($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)			$481.7
Derivative Loss - Discontinued Hedges			(20.7)
Total Non-Interest Revenues (GAAP)			$461.0

Total Non-Interest Expenses (Core Operating)	$574.0
Metavante Transaction Costs	2.6
Total Non-Interest Expenses (GAAP)	$576.6

Pre-Tax Core Operating Earnings	$332.9		$303.1
Metavante Transaction Costs	(2.6)		-
Derivative Loss - Discontinued Hedges	-		(20.7)
Pre-Tax Earnings (GAAP)	$330.3		$282.4

Income Taxes - Core Operating Income	$110.3		$99.4
Tax Benefit on Metavante Transaction Costs	(0.3)		-
Tax Benefit on Derivative Loss - Discontinued Hedges	-		(7.5)
Income Taxes (GAAP)	$110.0		$91.9

Core Operating Income	$222.6	$0.84	$203.7	$0.79
Metavante Transaction Costs, net of tax	(2.3)	(0.01)	-	-
Derivative Loss - Discontinued Hedges, net of tax	-	-	(13.2)	(0.05)
Net Income (GAAP)	$220.3	$0.83	$190.5	$0.74

Average Shareholders' Equity Core Operating Activities			$5,691
Cumulative Derivative Adjustments – Discontinued Hedges, net of tax			(27)
Average Shareholders' Equity (GAAP)			$5,664

Based on GAAP
Efficiency Ratio	62.6%		64.5%
Efficiency Ratio without Metavante	51.7		53.3
Return on Assets	1.53		1.43
Return on Equity	13.54		13.49

	Six Months Ended
	June 30, 2007		June 30, 2006
	Amount	Per	Amount	Per
	($ in millions)	Diluted Share	($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)			$953.9
Derivative Loss - Discontinued Hedges			(42.0)
Total Non-Interest Revenues (GAAP)			$911.9

Total Non-Interest Expenses (Core Operating)	$1,125.4
Metavante Transaction Costs	4.0
Total Non-Interest Expenses (GAAP)	$1,129.4

Pre-Tax Core Operating Earnings	$661.7		$584.3
Metavante Transaction Costs	(4.0)		-
Derivative Loss - Discontinued Hedges	-		(42.0)
Pre-Tax Earnings (GAAP)	$657.7		$542.3

Income Taxes - Core Operating Income	$221.0		$193.8
Tax Benefit on Metavante Transaction Costs	(0.4)		-
Tax Benefit on Derivative Loss - Discontinued Hedges	-		(15.1)
Income Taxes (GAAP)	$220.6		$178.7

Core Operating Income	$440.7	$1.68	$390.5	$1.57
Metavante Transaction Costs, net of tax	(3.6)	(0.02)	-	-
Derivative Loss - Discontinued Hedges, net of tax	-	-	(26.9)	(0.11)
Net Income (GAAP)	$437.1	$1.66	$363.6	$1.46

Average Shareholders' Equity Core Operating Activities			$5,265
Cumulative Derivative Adjustments – Discontinued Hedges, net of tax			(24)
Average Shareholders' Equity (GAAP)			$5,241

Based on GAAP
Efficiency Ratio	61.9%		64.5%
Efficiency Ratio without Metavante	51.2		52.2
Return on Assets	1.54		1.46
Return on Equity	13.79		13.99